Exhibit 99.1

CBTX, Inc. Reports Fourth Quarter and Annual Financial Results

Houston, Texas, January 27, 2021 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced fourth quarter and annual results for 2020. The Company reported net income of $10.2 million, or $0.41 per diluted share, for the quarter ended December 31, 2020, compared to $6.4 million, or $0.26 per diluted share, for the quarter ended September 30, 2020 and $12.6 million, or $0.50 per diluted share, for the quarter ended December 31, 2019.

The Company reported net income for the year ended December 31, 2020 of $26.4 million, or $1.06 per diluted share, compared to $50.5 million, or $2.02 per diluted share, for the year ended December 31, 2019.

Robert R. Franklin, Jr., Chairman, CEO and President of the Company commented, “Our fourth quarter results serve as evidence of our team’s ongoing efforts to contain the damage the pandemic has caused to our markets. COVID-19 has continued to affect our families, our customers and our way of life.”

Mr. Franklin added, “We enter the new year with optimism but also caution as vaccines are developed and disseminated. We will continue to work to keep our employees safe while working to help our customers through this challenging time.”

Mr. Franklin concluded, “Our markets are resilient, and we see a brighter future ahead. My hope is that as we move through the year, we will begin to see steady improvement as more of our population is immunized and we get back to a more mobile society. We continue to maintain a strong balance sheet and capital position and are well positioned to take advantage of the opportunities that may present themselves this year.”

Highlights

●	Net income increased $3.8 million in the fourth quarter of 2020, compared to the third quarter of 2020 primarily due to a $135,000 credit reserve release, or recapture, in the fourth quarter, compared to a $4.1 million provision for credit losses in the third quarter. Net income decreased $2.4 million during the fourth quarter of 2020, compared to the fourth quarter of 2019, primarily due to a $1.3 million decrease in net interest income and a $1.5 million increase in noninterest expense. Net income decreased $24.1 million for the year ended December 31, 2020, compared to the year ended December 31, 2019, primarily due to an increase of $16.5 million in the provision for credit losses and a $7.4 million decrease in net interest income.
●	The allowance for credit losses, or ACL, for loans decreased to $40.6 million at December 31, 2020, compared to $44.1 million at September 30, 2020, primarily due to a $3.5 million loan charged off. The ACL for loans increased from $25.3 million at December 31, 2019, primarily due to the impact of the COVID-19 pandemic.
●	Maintained a solid net interest margin on a tax equivalent basis of 3.62% and 3.73% for the quarter and year ended December 31, 2020, respectively.
●	Maintained strong capital ratios with the Company’s total risk-based capital ratio being 16.71% at December 31, 2020, compared to 16.67% at September 30, 2020 and 16.41% at December 31, 2019.

Operating Results

Net Interest Income

Net interest income was $32.5 million for the fourth quarter of 2020, compared to $31.7 million for the third quarter of 2020 and $33.8 million for the fourth quarter of 2019. Net interest income increased $812,000 during the fourth quarter of 2020, compared to the third quarter of 2020, primarily due to higher average loans, the impact of one additional day in the fourth quarter of 2020 and lower rates on interest-bearing deposits. Net interest income decreased $1.3 million during the fourth quarter of 2020, compared to the fourth quarter of 2019, primarily due to lower rates on loans and other interest-earning assets, partially offset by the impact of increased average loans and lower rates on deposits.

Net interest income decreased $7.4 million during the year ended December 31, 2020, compared to the year ended December 31, 2019, primarily due to higher average interest-bearing deposits, lower rates on loans, securities and other interest-earning assets, partially offset by the impact of lower rates on deposits and increased average loans and other interest-earning assets.

The yield on interest-earning assets was 3.79% for the fourth quarter of 2020, compared to 3.75% for the third quarter of 2020 and 4.73% for the fourth quarter of 2019. The cost of interest-bearing liabilities was 0.39% for the fourth quarter of 2020, 0.46% for the third quarter of 2020 and 1.11% for the fourth quarter of 2019. The Company’s net interest margin on a tax equivalent basis was 3.62% for the fourth quarter of 2020, compared to 3.55% for the third quarter of 2020 and 4.18% for the fourth quarter of 2019. The increase in the net interest margin for the quarter ended December 31, 2020, was primarily due to a decrease in rates for interest-bearing deposits. The decrease in the net interest margin on a tax equivalent basis for the quarter and year ended December 31, 2020, compared to the quarter and year ended December 31, 2019, was primarily due to a decrease in rates on interest-earning assets, partially offset by an increase in the volume of loans and a decrease in rates on interest-bearing deposits.

The yield on interest-earning assets was 3.98% for the year ended December 31, 2020, compared to 4.95% for the year ended December 31, 2019. The cost of interest-bearing liabilities was 0.57% for the year ended December 31, 2020 and 1.07% for the year ended December 31, 2019. The Company’s net interest margin on a tax equivalent basis was 3.73% for the year ended December 31, 2020, compared to 4.42% for the year ended December 31, 2019. Yields on interest-earning assets decreased and the costs of interest-bearing liabilities did not decrease to the same extent, which caused compression of the Company’s net interest margin on a tax equivalent basis during 2020.

The average yield on loans increased to 4.42% for the quarter ended December 31, 2020, compared to 4.37% for the quarter ended September 30, 2020, while the cost of interest-bearing deposits decreased to 0.35% from 0.42% for the same periods. The cost of total deposits was 0.19% for the quarter ended December 31, 2020 and 0.23% for the quarter ended September 30, 2020.

Provision/Recapture for Credit Losses

The Company had a credit reserve recapture of $135,000 for the fourth quarter of 2020, compared to a provision of $4.1 million for the third quarter of 2020 and a recapture of $148,000 for the fourth quarter of 2019. The recapture in the fourth quarter of 2020 was primarily related to a $364,000 recapture for unfunded commitments, partially offset by a provision of $229,000 for loans. The recapture in the fourth quarter related to unfunded commitments was due to a decrease in the total unfunded commitments from the third to fourth quarter of 2020.

The provision for credit losses was $18.9 million for the year ended December 31, 2020, an increase of $16.5 million compared to the year ended December 31, 2019, primarily due to the impact of the COVID-19 pandemic, the sustained instability of the oil and gas industry, an increase in adversely graded loans and an increase in charge-offs.

The ACL for loans was $40.6 million, or 1.39% of loans excluding loans held for sale, at December 31, 2020, compared to $44.1 million, or 1.49% of loans excluding loans held for sale, at September 30, 2020 and $25.3 million, or 0.96% of loans excluding loans held for sale, at December 31, 2019. The decrease in the ACL from September 30, 2020 to December 31, 2020 was primarily due to a $3.5 million charge-off that was fully reserved for during prior quarters. The increase in the ACL from December 31, 2019 to December 31, 2020 was due to the impact of the COVID-19 pandemic, the sustained instability of the oil and gas industry, an increase in adversely graded loans and an increase in charge-offs. The increase in 2020 was also due to the adoption of Accounting Standards Update, or ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, or CECL, effective January 1, 2020.

The liability associated with the ACL for unfunded commitments was $4.2 million at December 31, 2020, compared to $4.5 million at September 30, 2020 and $378,000 at December 31, 2019. The increase in 2020 was primarily due to the adoption of CECL, effective January 1, 2020, the impact of the COVID-19 pandemic and the sustained instability of the oil and gas industry, as noted above.

Noninterest Income

Noninterest income was $3.5 million for the fourth quarter of 2020, $4.0 million for the third quarter of 2020 and $3.7 million for the fourth quarter of 2019. During the third quarter of 2020, the Company received nontaxable death proceeds of $2.0 million under bank-owned life insurance policies and the Company recorded a gain of $769,000.

Noninterest income was $14.8 million for the year ended December 31, 2020 and $18.6 million for 2019. During 2020, the Company received nontaxable death proceeds mentioned above and recorded a gain of $769,000. During 2019, the Company received nontaxable death proceeds of $4.7 million under bank-owned life insurance policies and the Company recorded a gain of $3.3 million.

Noninterest Expense

Noninterest expense was $23.7 million for the fourth quarter of 2020, compared to $23.9 million for the third quarter of 2020 and $22.1 million for the fourth quarter of 2019. The decrease in noninterest expense of $200,000 between the fourth and third quarter of 2020 was primarily due to a decrease in salaries and employee benefits of $1.5 million, partially offset by a $763,000 increase in professional and director fees, mainly consulting fees related to Bank Secrecy Act/Anti-Money Laundering, or BSA/AML, compliance matters. The increase in noninterest expense of $1.5 million for the fourth quarter of 2020, compared to the fourth quarter of 2019 was primarily due to a $2.0 million increase in professional and director fees and a $664,000 increase in regulatory fees, partially offset by a $1.4 million decrease in salaries and employee benefits. The increase in professional and director fees during the fourth quarter of 2020 was primarily due to $2.4 million in consulting related fees associated with BSA/AML compliance matters, compared to $1.3 million during the third quarter of 2020.

Noninterest expense was $92.1 million for the year ended December 31, 2020, compared to $90.1 million for the year ended December 31, 2019. The increase in noninterest expense of $2.0 million between 2020 and 2019 was primarily due to a $1.3 million increase in professional and director fees and a $660,000 increase in regulatory fees, partially offset by an $807,000 decrease in salaries and employee benefits. The increase in professional and director fees during the year ended December 31, 2020 was primarily due to $3.9 million in consulting related fees associated with BSA/AML compliance matters, compared to $18,000 during the year ended December 31, 2019, partially offset by lower legal fees of $721,000 during the year ended December 31, 2020, compared to $3.7 million during the year ended December 31, 2019.

Income Taxes

Income tax expense was $2.3 million for the fourth quarter of 2020, $1.3 million for the third quarter of 2020 and $2.9 million for the fourth quarter of 2019. The effective tax rates were 18.24% for the fourth quarter of 2020, 17.31% for the third quarter of 2020 and 18.69% for the fourth quarter of 2019. The differences between the federal statutory rate of 21% and the effective tax rates were largely attributable to permanent differences primarily related to tax exempt interest and bank-owned life insurance earnings.

Income tax expense was $6.0 million for 2020 and $11.6 million for 2019. The effective tax rates were 18.63% for 2020 and 18.64% for 2019. The decrease in the effective tax rate for 2020 was primarily due to the nontaxable gain related to the bank-owned life insurance policies noted above.

Balance Sheet Highlights

Loans

Loans, excluding loans held for sale, were $2.9 billion at December 31, 2020, $3.0 billion at September 30, 2020 and $2.6 billion at December 31, 2019. The increase from December 31, 2019 to December 31, 2020 was impacted by the Company’s participation in the Paycheck Protection Program, or PPP, under the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, which facilitates loans to small businesses. PPP loans were $275.4 million at December 31, 2020 and $330.5 million at September 30, 2020. On January 19, 2021, the Company began participating in the next round of PPP financing under the CARES Act, as amended by the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act (Economic Aid Act).

In support of customers impacted by the COVID-19 pandemic, the Company offered relief through payment deferrals during 2020. The deferral periods range from one to six-months, with the majority of the deferrals involving three-month deferral periods. As of December 31, 2020, the Company had 21 loans subject to such deferral arrangements with total outstanding principal of $38.4 million, down from 41 loans subject to deferral arrangements with total outstanding principal of $82.4 million as of September 30, 2020. Of the 21 loans with deferral arrangements at the end of the fourth quarter, 15 loans totaling $33.0 million were scheduled to return to their original payment schedule in January of 2021.

Loans restructured during 2020 due to borrower financial difficulties, or TDRs, included 34 loans totaling $43.1 million that were subject to COVID-19 related deferral arrangements. At December 31, 2020, 10 of these COVID-19 TDRs with principal balances totaling $22.4 million were still subject to a deferral arrangement.

Asset Quality

Nonperforming assets remain low at $24.0 million, or 0.61% of total assets, at December 31, 2020, $15.6 million, or 0.41% of total assets, at September 30, 2020 and $1.0 million, or 0.03% of total assets, at December 31, 2019. Nonperforming assets increased $8.4 million during the fourth quarter of 2020, primarily due to eight commercial and industrial loans totaling $6.0 million and one commercial real estate loan of $5.9 million being placed on nonaccrual status, partially offset by one loan of $3.5 million charged-off during the fourth quarter.

During the year ended December 31, 2020, the Company restructured 36 loans as TDRs with pre-modification outstanding recorded investments totaling $43.7 million, which remained outstanding at year end. As noted above, 34 of the 36 loans restructured as TDRs were loans subject to COVID-19 related deferral arrangements during 2020.

Annualized net charge-offs to average loans was 0.49% for the fourth quarter of 2020, 0.02% for the third quarter of 2020 and 0.02% for the fourth quarter of 2019. Net charge-offs to average loans was 0.13% for the year ended December 31, 2020 and 0.03% for the year ended December 31, 2019.

Deposits and Borrowings

Total deposits were $3.3 billion at December 31, 2020, $3.2 billion at September 30, 2020 and $2.9 billion at December 31, 2019.

The Company defines total borrowings as the total of repurchase agreements, Federal Home Loan Bank advances and notes payable. Total borrowings were $50.0 million, $52.2 million and $50.5 million at December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

Capital

At December 31, 2020, the Company continued to be well capitalized and maintained strong capital ratios under bank regulatory requirements. The Company’s total risk-based capital ratio was 16.71% at December 31, 2020, compared to 16.67% at September 30, 2020 and 16.41% at December 31, 2019. The Company’s Tier 1 leverage ratio was 12.00% at December 31, 2020, compared to 11.90% at September 30, 2020 and 13.11% at December 31, 2019. The Company’s total shareholders’ equity to total assets ratio was 13.84% at December 31, 2020, 14.18% at September 30, 2020 and 15.40% at December 31, 2019.

The ratio of tangible equity to tangible assets was 11.94% at December 31, 2020, 12.22% at September 30, 2020 and 13.26% at December 31, 2019. Tangible equity to tangible assets is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with United States generally accepted accounting principles, or GAAP, to tangible equity to tangible assets is total shareholders’ equity to total assets. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. The Company’s management also evaluates performance based on certain non-GAAP financial measures. The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows.

This earnings release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call Information

The Company will hold a conference call to discuss results for the quarter ended December 31, 2020 on January 28, 2021 at 8:00 a.m. Central Standard Time. Investors and interested parties may listen to the teleconference via telephone by calling (877) 620-1733 if calling from the U.S. or Canada (or (470) 414-9785 if calling from outside the U.S.).  The conference call ID number is 9087182. To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Company’s website: https://ir.cbtxinc.com/events-and-presentations. An archived edition of the earnings webcast will also be posted on the Company’s website later that day and will remain available to interested parties via the same link for one year.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involves numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks discussed within the “Risk Factors” section of the Company’s most recent Forms 10-Q and 10-K and subsequent 8-Ks.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.9 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This earnings release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: whether the Company can: manage the economic risks related to the impact of COVID-19 and the sustained instability of the oil and gas industry (including risks related to its customers’ credit quality, deferrals and modifications to loans, the Company’s ability to borrow, and the impact of a resultant recession generally), and other hazards such as natural disasters and adverse weather, acts of war or terrorism, other pandemics, an outbreak of  hostilities or other international or domestic calamities and the governmental or military response thereto, and other matters beyond the Company’s control; the geographic concentration of our markets in Beaumont and Houston, Texas; whether the Company can manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the efforts to resolve the nonperforming assets; deterioration of the Company’s asset quality; interest rate risks associated with the Company’s business; business and economic conditions generally and in the financial services industry, nationally and within the Company’s primary markets; volatility and direction of oil prices, including risks related to the instability of oil prices, and the strength of the energy industry, generally and within Texas; the composition of the Company’s loan portfolio, including the identity of its borrowers and the concentration of loans in specialized industries, especially the creditworthiness of energy company borrowers; changes in the value of collateral securing the loans; the Company’s ability to maintain important deposit customer relationships and the Company’s reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for loans under the PPP and the risk of holding the PPP loans at unfavorable interest rates as compared to the loans to customers that we would have otherwise lent to; the volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the initiation and outcome of litigation and other legal proceedings against the Company or to which it may become subject; operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network, or FinCEN, of the U.S. Department of Treasury, or reviews or the ability to obtain the required regulatory approvals; the Company’s ability to meet the requirements of its Formal Agreement with the Office of the Comptroller of the Currency, and the risk that such Formal Agreement may have a negative impact on the Company’s financial performance and results of operations; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic and newly enacted fiscal stimulus that impact the Company’s loan portfolio and forbearance practice; and other governmental interventions in the U.S. financial system that may impact how the Company achieves its performance goals. Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights

(In thousands, except per share data and percentages)

	Three Months Ended					Twelve Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Profitability:
Net income	$10,236	$6,421	$2,163	$7,541	$12,636	$26,361	$50,517
Basic earnings per share	$0.42	$0.26	$0.09	$0.30	$0.51	$1.06	$2.03
Diluted earnings per share	$0.41	$0.26	$0.09	$0.30	$0.50	$1.06	$2.02

Return on average assets(1)	1.05%	0.66%	0.23%	0.87%	1.43%	0.70%	1.50%
Return on average shareholders' equity(1)	7.47%	4.70%	1.60%	5.64%	9.40%	4.85%	9.81%
Net interest margin - tax equivalent(1)	3.62%	3.55%	3.68%	4.06%	4.18%	3.73%	4.42%
Efficiency ratio(2)	65.64%	66.77%	64.15%	60.44%	58.96%	64.23%	58.30%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	13.84%	14.18%	13.77%	15.67%	15.40%	13.84%	15.40%
Tangible equity to tangible assets(3)	11.94%	12.22%	11.84%	13.51%	13.26%	11.94%	13.26%
Common equity tier 1 capital ratio	15.45%	15.41%	15.30%	15.23%	15.52%	15.45%	15.52%
Tier 1 risk-based capital ratio	15.45%	15.41%	15.30%	15.23%	15.52%	15.45%	15.52%
Total risk-based capital ratio	16.71%	16.67%	16.56%	16.42%	16.41%	16.71%	16.41%
Tier 1 leverage ratio	12.00%	11.90%	11.96%	13.18%	13.11%	12.00%	13.11%

Credit Quality:
Allowance for credit losses for loans to loans excluding loans held for sale	1.39%	1.49%	1.35%	1.17%	0.96%	1.39%	0.96%
Nonperforming assets to total assets	0.61%	0.41%	0.29%	0.04%	0.03%	0.61%	0.03%
Nonperforming loans to loans excluding loans held for sale	0.82%	0.53%	0.38%	0.05%	0.04%	0.82%	0.04%
Net charge-offs (recoveries) to average loans(1)	0.49%	0.02%	0.01%	(0.05)%	0.02%	0.13%	0.03%

Other Data:
Weighted average common shares outstanding - basic	24,621	24,748	24,752	24,926	24,951	24,761	24,926
Weighted average common shares outstanding - diluted	24,678	24,770	24,780	25,000	25,071	24,803	25,053
Common shares outstanding at period end	24,613	24,713	24,755	24,746	24,980	24,613	24,980
Dividends per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.40	$0.40
Book value per share	$22.20	$21.89	$21.71	$21.70	$21.45	$22.20	$21.45
Tangible book value per share(3)	$18.74	$18.44	$18.26	$18.23	$18.01	$18.74	$18.01
Employees - full-time equivalents	511	515	523	512	500	511	500

(1)	Annualized.
(2)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)	Non-GAAP financial measure. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Loans, excluding loans held for sale	$2,924,117	$2,964,526	$2,934,888	$2,671,587	$2,639,085
Allowance for credit losses for loans	(40,637)	(44,069)	(39,678)	(31,194)	(25,280)
Loans, net	2,883,480	2,920,457	2,895,210	2,640,393	2,613,805

Cash and equivalents	538,007	377,572	492,400	284,898	372,064
Securities	237,281	226,101	235,438	234,014	231,262
Premises and equipment	61,152	61,732	50,729	50,243	50,875
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	4,171	4,303	4,496	4,700	4,938
Loans held for sale	2,673	1,763	-	882	1,463
Operating lease right-to-use asset	13,285	12,893	14,081	12,577	12,926
Other assets	128,218	128,901	128,421	116,993	110,261
Total assets	$3,949,217	$3,814,672	$3,901,725	$3,425,650	$3,478,544

Noninterest-bearing deposits	$1,476,425	$1,460,983	$1,513,748	$1,195,541	$1,184,861
Interest-bearing deposits	1,825,369	1,709,681	1,740,455	1,596,692	1,667,527
Total deposits	3,301,794	3,170,664	3,254,203	2,792,233	2,852,388

Federal Home Loan Bank advances	50,000	50,000	50,000	50,000	50,000
Repurchase agreements	-	2,153	2,500	1,415	485
Operating lease liabilities	16,447	15,759	16,983	15,356	15,704
Other liabilities	34,525	35,175	40,683	29,772	24,246
Total liabilities	3,402,766	3,273,751	3,364,369	2,888,776	2,942,823

Total shareholders’ equity	546,451	540,921	537,356	536,874	535,721
Total liabilities and shareholders’ equity	$3,949,217	$3,814,672	$3,901,725	$3,425,650	$3,478,544

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Interest income
Interest and fees on loans	$32,886	$32,318	$32,857	$33,617	$35,634	$131,678	$141,388
Securities	1,070	1,107	1,228	1,363	1,442	4,768	5,954
Other interest-earning assets	168	176	169	1,055	1,279	1,568	5,333
Equity investments	170	162	171	176	213	679	720
Total interest income	34,294	33,763	34,425	36,211	38,568	138,693	153,395
Interest expense
Deposits	1,549	1,831	2,022	3,766	4,463	9,168	15,999
Federal Home Loan Bank advances	221	221	240	221	316	903	1,386
Repurchase agreements	—	—	1	—	—	1	3
Note payable and junior subordinated debt	4	3	4	4	3	15	19
Total interest expense	1,774	2,055	2,267	3,991	4,782	10,087	17,407
Net interest income	32,520	31,708	32,158	32,220	33,786	128,606	135,988
Provision (recapture) for credit losses
Provision (recapture) for credit losses for loans	229	4,569	8,537	4,739	(148)	18,074	2,385
Provision (recapture) for credit losses for unfunded commitments	(364)	(461)	1,333	310	—	818	—
Total provision (recapture) for credit losses	(135)	4,108	9,870	5,049	(148)	18,892	2,385
Net interest income after provision (recapture) for credit losses	32,655	27,600	22,288	27,171	33,934	109,714	133,603
Noninterest income
Deposit account service charges	1,270	1,176	1,095	1,485	1,587	5,026	6,554
Card interchange fees	999	995	915	922	1,007	3,831	3,720
Earnings on bank-owned life insurance	407	1,187	412	416	430	2,422	5,011
Net gain on sales of assets	379	114	139	123	305	755	652
Other	467	551	348	1,381	388	2,747	2,691
Total noninterest income	3,522	4,023	2,909	4,327	3,717	14,781	18,628
Noninterest expense
Salaries and employee benefits	12,848	14,332	14,012	14,223	14,264	55,415	56,222
Occupancy expense	2,628	2,496	2,558	2,424	2,417	10,106	9,506
Professional and director fees	3,209	2,446	1,541	1,152	1,220	8,348	7,048
Data processing and software	1,330	1,525	1,292	1,222	1,074	5,369	4,435
Regulatory fees	748	471	476	103	84	1,798	1,138
Advertising, marketing and business development	438	429	269	364	452	1,500	1,831
Telephone and communications	455	486	392	419	506	1,752	1,774
Security and protection expense	423	299	351	374	364	1,447	1,464
Amortization of intangibles	197	198	230	221	216	846	894
Other expenses	1,382	1,176	1,374	1,587	1,513	5,519	5,831
Total noninterest expense	23,658	23,858	22,495	22,089	22,110	92,100	90,143
Net income before income tax expense	12,519	7,765	2,702	9,409	15,541	32,395	62,088
Income tax expense	2,283	1,344	539	1,868	2,905	6,034	11,571
Net income	$10,236	$6,421	$2,163	$7,541	$12,636	$26,361	$50,517

CBTX, INC. AND SUBSIDIARY

Net Interest Margin

(In thousands, except percentages)

	Three Months Ended
	12/31/2020			9/30/2020			12/31/2019
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,961,622	$32,886	4.42%	$2,945,320	$32,318	4.37%	$2,682,842	$35,634	5.27%
Securities	236,233	1,070	1.80%	236,015	1,107	1.87%	232,441	1,442	2.46%
Other interest-earning assets	388,936	168	0.17%	383,626	176	0.18%	300,395	1,279	1.69%
Equity investments	15,346	170	4.41%	15,334	162	4.20%	16,140	213	5.24%
Total interest-earning assets	3,602,137	$34,294	3.79%	3,580,295	$33,763	3.75%	3,231,818	$38,568	4.73%
Allowance for credit losses for loans	(44,233)			(40,135)			(25,591)
Noninterest-earning assets	321,303			326,590			298,615
Total assets	$3,879,207			$3,866,750			$3,504,842
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,744,557	$1,549	0.35%	$1,730,812	$1,831	0.42%	$1,646,883	$4,463	1.08%
Federal Home Loan Bank advances	50,163	221	1.76%	50,000	221	1.76%	68,913	316	1.82%
Repurchase agreements	1,426	—	—	2,230	—	—	423	—	—
Note payable and junior subordinated debt	—	4	—	—	3	—	—	3	—
Total interest-bearing liabilities	1,796,146	$1,774	0.39%	1,783,042	$2,055	0.46%	1,716,219	$4,782	1.11%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,482,753			1,484,557			1,212,939
Other liabilities	55,174			55,386			42,406
Total noninterest-bearing liabilities	1,537,927			1,539,943			1,255,345
Shareholders’ equity	545,134			543,765			533,278
Total liabilities and shareholders’ equity	$3,879,207			$3,866,750			$3,504,842
Net interest income		$32,520			$31,708			$33,786
Net interest spread(3)			3.40%			3.29%			3.62%
Net interest margin(4)			3.59%			3.52%			4.15%
Net interest margin - tax equivalent(5)			3.62%			3.55%			4.18%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)

Tax equivalent adjustments of $287,000, $258,000 and $251,000 for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Year to Date Net Interest Margin

(In thousands, except percentages)

	Years Ended December 31,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Interest Paid	Rate	Balance	Interest Paid	Rate
Assets
Interest-earning assets:
Total loans(1)	$2,862,911	$131,678	4.60%	$2,608,505	$141,388	5.42%
Securities	236,625	4,768	2.02%	233,543	5,954	2.55%
Other interest-earning assets	366,628	1,568	0.43%	243,349	5,333	2.19%
Equity investments	14,874	679	4.57%	14,852	720	4.85%
Total interest-earning assets	3,481,038	$138,693	3.98%	3,100,249	$153,395	4.95%
Allowance for credit losses for loans	(35,448)			(24,971)
Noninterest-earning assets	312,672			299,387
Total assets	$3,758,262			$3,374,665
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,703,543	$9,168	0.54%	$1,566,038	$15,999	1.02%
Federal Home Loan Bank advances	55,205	903	1.64%	61,589	1,386	2.25%
Repurchase agreements	1,631	1	0.06%	1,046	3	0.29%
Note payable and junior subordinated debt	—	15	—	—	19	—
Total interest-bearing liabilities	1,760,379	$10,087	0.57%	1,628,673	$17,407	1.07%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,404,027			1,193,527
Other liabilities	50,464			37,458
Total noninterest-bearing liabilities	1,454,491			1,230,985
Shareholders’ equity	543,392			515,007
Total liabilities and shareholders’ equity	$3,758,262			$3,374,665
Net interest income		$128,606			$135,988
Net interest spread(2)			3.41%			3.88%
Net interest margin(3)			3.69%			4.39%
Net interest margin - tax equivalent(4)			3.73%			4.42%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)	Tax equivalent adjustments of $1.1 million and $1.0 million for the years ended December 31, 2020 and 2019, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis

(In thousands)

	Three Months Ended December 31, 2020,
	Compared to Three Months Ended September 30, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$38	$177	$353	$568
Securities	(50)	1	12	(37)
Other interest-earning assets	(12)	2	2	(8)
Equity investments	6	—	2	8
Total increase (decrease) in interest income	(18)	180	369	531
Interest-bearing liabilities:
Interest-bearing deposits	(316)	14	20	(282)
Federal Home Loan Bank advances	(3)	1	2	—
Repurchase agreements	—	—	—	—
Note payable and junior subordinated debt	1	—	—	1
Total increase (decrease) in interest expense	(318)	15	22	(281)
Increase (decrease) in net interest income	$300	$165	$347	$812

	Three Months Ended December 31, 2020,
	Compared to Three Months Ended December 31, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(6,451)	$3,703	$—	$(2,748)
Securities	(396)	24	—	(372)
Other interest-earning assets	(1,488)	377	—	(1,111)
Equity investments	(33)	(10)	—	(43)
Total increase (decrease) in interest income	(8,368)	4,094	—	(4,274)
Interest-bearing liabilities:
Interest-bearing deposits	(3,180)	266	—	(2,914)
Federal Home Loan Bank advances	(9)	(86)	—	(95)
Repurchase agreements	—	(1)	—	(1)
Note payable and junior subordinated debt	1	—	—	1
Total increase (decrease) in interest expense	(3,188)	179	—	(3,009)
Increase (decrease) in net interest income	$(5,180)	$3,915	$—	$(1,265)

	Year Ended December 31, 2020,
	Compared to Year Ended December 31, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(23,886)	$13,789	$387	$(9,710)
Securities	(1,281)	79	16	(1,186)
Other interest-earning assets	(6,480)	2,700	15	(3,765)
Equity investments	(44)	1	2	(41)
Total increase (decrease) in interest income	(31,691)	16,569	420	(14,702)
Interest-bearing liabilities:
Interest-bearing deposits	(8,278)	1,403	44	(6,831)
Federal Home Loan Bank advances	(343)	(144)	4	(483)
Repurchase agreements	(4)	2	—	(2)
Note payable and junior subordinated debt	(4)	—	—	(4)
Total increase (decrease) in interest expense	(8,629)	1,261	48	(7,320)
Increase (decrease) in net interest income	$(23,062)	$15,308	$372	$(7,382)

CBTX, INC. AND SUBSIDIARY

Yield Trend(1)

	Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Interest-earning assets:
Total loans	4.42%	4.37%	4.54%	5.13%	5.27%
Securities	1.80%	1.87%	2.05%	2.34%	2.46%
Other interest-earning assets	0.17%	0.18%	0.18%	1.35%	1.69%
Equity investments	4.41%	4.20%	4.54%	5.18%	5.24%
Total interest-earning assets	3.79%	3.75%	3.91%	4.56%	4.73%

Interest-bearing liabilities:
Interest-bearing deposits	0.35%	0.42%	0.48%	0.92%	1.08%
Federal Home Loan Bank advances	1.76%	1.76%	1.36%	1.78%	1.82%
Repurchase agreements	—	—	0.19%	—	—
Note payable and junior subordinated debt	—	—	—	—	—
Total interest-bearing liabilities	0.39%	0.46%	0.52%	0.94%	1.11%

Net interest spread(2)	3.40%	3.29%	3.39%	3.62%	3.62%
Net interest margin(3)	3.59%	3.52%	3.65%	4.05%	4.15%
Net interest margin - tax equivalent(4)	3.62%	3.55%	3.68%	4.06%	4.18%

(1)Annualized.
(2)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(4)	Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances

(In thousands)

	Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Assets
Interest-earning assets:
Total loans(1)	$2,961,622	$2,945,320	$2,908,204	$2,634,507	$2,682,842
Securities	236,233	236,015	240,343	233,917	232,441
Other interest-earning assets	388,936	383,626	378,405	315,099	300,395
Equity investments	15,346	15,334	15,147	13,661	16,140
Total interest-earning assets	3,602,137	3,580,295	3,542,099	3,197,184	3,231,818
Allowance for credit losses for loans	(44,233)	(40,135)	(31,443)	(25,831)	(25,591)
Noninterest-earning assets	321,303	326,590	305,821	296,698	298,615
Total assets	$3,879,207	$3,866,750	$3,816,477	$3,468,051	$3,504,842

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,744,557	$1,730,812	$1,687,991	$1,650,064	$1,646,883
Federal Home Loan Bank advances	50,163	50,000	70,769	50,000	68,913
Repurchase agreements	1,426	2,230	2,101	763	423
Note payable and junior subordinated debt	—	—	—	—	—
Total interest-bearing liabilities	1,796,146	1,783,042	1,760,861	1,700,827	1,716,219
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,482,753	1,484,557	1,462,271	1,184,776	1,212,939
Other liabilities	55,174	55,386	49,958	44,620	42,406
Total noninterest-bearing liabilities	1,537,927	1,539,943	1,512,229	1,229,396	1,255,345
Shareholders’ equity	545,134	543,765	543,387	537,828	533,278
Total liabilities and shareholders’ equity	$3,879,207	$3,866,750	$3,816,477	$3,468,051	$3,504,842

(1)	Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Loans and Deposits Period End Balances

(In thousands, except percentages)

	12/31/2020		9/30/2020		6/30/2020		3/31/2020		12/31/2019
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$742,957	25.3%	$832,686	28.0%	$837,667	28.4%	$542,650	20.3%	$527,607	19.9%
Real estate:
Commercial real estate	1,041,998	35.5%	949,933	31.9%	908,027	30.8%	904,395	33.8%	900,746	34.0%
Construction and development	522,705	17.8%	506,216	17.0%	552,879	18.8%	558,343	20.8%	527,812	19.9%
1-4 family residential	239,872	8.2%	253,868	8.5%	272,253	9.2%	276,142	10.3%	280,192	10.6%
Multi-family residential	258,346	8.8%	298,733	10.0%	255,273	8.7%	267,152	10.0%	277,209	10.5%
Consumer	33,884	1.1%	35,637	1.2%	36,338	1.2%	38,133	1.4%	36,782	1.4%
Agriculture	8,670	0.3%	9,753	0.3%	7,795	0.3%	7,520	0.3%	9,812	0.4%
Other	88,238	3.0%	91,501	3.1%	77,535	2.6%	84,076	3.1%	86,513	3.3%
Gross loans	2,936,670	100.0%	2,978,327	100.0%	2,947,767	100.0%	2,678,411	100.0%	2,646,673	100.0%
Less allowance for credit losses	(40,637)		(44,069)		(39,678)		(31,194)		(25,280)
Less deferred fees and unearned discount	(9,880)		(12,038)		(12,879)		(5,942)		(6,125)
Less loans held for sale	(2,673)		(1,763)		—		(882)		(1,463)
Loans, net	$2,883,480		$2,920,457		$2,895,210		$2,640,393		$2,613,805

Deposits:
Interest-bearing demand accounts	$380,175	11.5%	$346,406	10.9%	$366,281	11.2%	$359,943	12.9%	$369,744	13.0%
Money market accounts	1,039,617	31.5%	916,668	28.9%	878,006	27.0%	760,036	27.2%	805,942	28.3%
Savings accounts	108,167	3.3%	103,062	3.3%	98,485	3.0%	90,227	3.2%	92,183	3.2%
Certificates and other time deposits, $100,000 or greater	152,592	4.6%	171,854	5.4%	200,505	6.2%	212,341	7.6%	208,018	7.3%
Certificates and other time deposits, less than $100,000	144,818	4.4%	171,691	5.4%	197,178	6.1%	174,145	6.3%	191,640	6.7%
Total interest-bearing deposits	1,825,369	55.3%	1,709,681	53.9%	1,740,455	53.5%	1,596,692	57.2%	1,667,527	58.5%
Noninterest-bearing deposits	1,476,425	44.7%	1,460,983	46.1%	1,513,748	46.5%	1,195,541	42.8%	1,184,861	41.5%
Total deposits	$3,301,794	100.0%	$3,170,664	100.0%	$3,254,203	100.0%	$2,792,233	100.0%	$2,852,388	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality

(In thousands, except percentages)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Nonperforming Assets (at period end):
Nonaccrual loans:
Commercial and industrial	$12,588	$6,699	$5,519	$449	$596
Real estate:
Commercial real estate	10,665	4,811	4,811	67	67
Construction and development	238	241	506	519	—
1-4 family residential	526	325	332	413	314
Multi-family residential	—	—	—	—	—
Consumer	—	—	—	—	—
Agriculture	—	—	—	—	—
Other	—	3,500	—	—	—
Nonaccrual loans	24,017	15,576	11,168	1,448	977
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	24,017	15,576	11,168	1,448	977
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$24,017	$15,576	$11,168	$1,448	$977

Allowance for Credit Losses for Loans (at period end):
Commercial and industrial	$13,035	$13,347	$12,108	$9,535	$7,671
Real estate:
Commercial real estate	13,798	12,745	12,424	9,576	7,975
Construction and development	6,089	6,334	7,050	5,795	4,446
1-4 family residential	2,578	2,871	3,173	2,430	2,257
Multi-family residential	2,513	3,117	2,880	2,413	1,699
Consumer	440	507	529	477	388
Agriculture	137	164	134	129	74
Other	2,047	4,984	1,380	839	770
Total allowance for credit losses for loans	$40,637	$44,069	$39,678	$31,194	$25,280

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.61%	0.41%	0.29%	0.04%	0.03%
Nonperforming loans to loans excluding loans held for sale	0.82%	0.53%	0.38%	0.05%	0.04%
Allowance for credit losses for loans to nonperforming loans	169.20%	282.93%	355.28%	2,154.28%	2,587.51%
Allowance for credit losses for loans to loans excluding loans held for sale	1.39%	1.49%	1.35%	1.17%	0.96%

CBTX, INC. AND SUBSIDIARY

Allowance for Credit Losses for Loans

(In thousands, except percentages)

	Three Months Ended					Twelve Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019

Beginning balance	$44,069	$39,678	$31,194	$25,280	$25,576	$25,280	$23,693

Adoption of CECL	—	—	—	874	—	874	—

Provision (recapture)	229	4,569	8,537	4,739	(148)	18,074	2,385

Net (charge-offs) recoveries:
Commercial and industrial	(305)	(31)	18	398	(205)	80	(763)
Real estate:
Commercial real estate	143	(135)	(24)	—	(1)	(16)	36
Construction and development	—	—	—	—	—	—	—
1-4 family residential	—	(5)	(66)	1	—	(70)	(9)
Multi-family residential	—	—	—	—	—	—	—
Consumer	1	(7)	7	(99)	47	(98)	(26)
Agriculture	—	—	12	—	10	12	10
Other	(3,500)	—	—	1	1	(3,499)	(46)
Total net (charge-offs) recoveries	(3,661)	(178)	(53)	301	(148)	(3,591)	(798)
Ending balance	$40,637	$44,069	$39,678	$31,194	$25,280	$40,637	$25,280
Net charge-offs (recoveries) to average loans(1)	0.49%	0.02%	0.01%	(0.05)%	0.02%	0.13%	0.03%

(1)	Annualized.

CBTX, INC. AND SUBSIDIARY

Non-GAAP to GAAP Reconciliation

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Tangible Equity
Total shareholders’ equity	$546,451	$540,921	$537,356	$536,874	$535,721
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,171	4,303	4,496	4,700	4,938
Tangible equity	$461,330	$455,668	$451,910	$451,224	$449,833
Tangible Assets
Total assets	$3,949,217	$3,814,672	$3,901,725	$3,425,650	$3,478,544
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,171	4,303	4,496	4,700	4,938
Tangible assets	$3,864,096	$3,729,419	$3,816,279	$3,340,000	$3,392,656

Common shares outstanding	24,613	24,713	24,755	24,746	24,980

Book value per share	$22.20	$21.89	$21.71	$21.70	$21.45
Tangible book value per share	$18.74	$18.44	$18.26	$18.23	$18.01
Total shareholders’ equity to total assets	13.84%	14.18%	13.77%	15.67%	15.40%
Tangible equity to tangible assets	11.94%	12.22%	11.84%	13.51%	13.26%

Investor Relations:

Justin M. Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com